UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 16, 2018

LEUCADIA NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-5721	13-2615557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Madison Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-460-1900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company:  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Compensatory Arrangements of Certain Officers.

The Compensation Committee of the Leucadia Board of Directors approved an executive compensation incentive bonus plan for fiscal year 2018 for the following executive officers:

Executive:	Title:
Teresa S. Gendron	Vice President and Chief Financial Officer
Michael J. Sharp	Executive Vice President and General Counsel

Under the plan for Ms. Gendron and Mr. Sharp, each executive’s 2018 bonus will be partly performance-based and partly discretionary.

Performance-based Bonus

To be eligible to receive targeted performance-based bonus, Leucadia will have to achieve 8% Return on Tangible Deployable Equity (ROTDE) during the year ending December 31, 2018. ROTDE is net income adjusted for amortization of intangible assets divided by tangible book value at the beginning of the year adjusted for intangible assets and deferred tax assets. ROTDE is the same performance metric currently used in respect of our CEO and President’s long-term cash bonus plan.

If Leucadia’s 2018 ROTDE is less than 5%, Ms. Gendron and Mr. Sharp will not receive any performance-based bonus. If Leucadia’s 2018 ROTDE equals 5%, each executive will be eligible to receive performance-based bonus equal to 20% of the executive’s 2017 bonus. If Leucadia’s 2018 ROTDE equals 8%, each executive will be eligible to receive performance-based bonus equal to 40% of the executive’s 2017 bonus. If Leucadia’s 2018 ROTDE equals 12% or more, each executive will be eligible to receive performance-based bonus equal to 60% of the executive’s 2017 bonus. 2018 ROTDE performance results falling between 5-8% or 8-12% will result in each executive being eligible to receive a performance-based bonus of between 20-40% or 40-60% of the of the executive’s 2017 bonus on an interpolated basis.

Discretionary-based Bonus

Each executive will also be eligible to receive on a discretionary basis up to approximately 50% of the amount of the executive’s 2017 bonus based on personal performance, effectiveness of non-revenue-generating activities, implementation of strategic initiatives and overall senior management skill and effectiveness.

Performance and discretionary-based bonuses will be subject to Compensation Committee approval following fiscal year 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEUCADIA NATIONAL CORPORATION

Date: February 23, 2018	/s/ Roland T. Kelly
Roland T. Kelly
Assistant Secretary and Associate General Counsel